UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2011

EMERGING MEDIA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

000-52408 (Commission File Number)	13-1026995 (IRS Employer Identification No.)	Nevada (State or Other Jurisdiction of Incorporation)

1809 East Broadway Street, Suite 175
Ovieda, Florida 32765

(Address of Principal Executive Offices)
(Zip Code)

(011) 373 23-79-79

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. Termination of Material Definitive Agreement.

Termination of Exchange Agreement with Men’s Medical Corporation

On February 10, 2011, we entered into an Exchange Agreement (the “Exchange Agreement”), dated as of January 1, 2011, between the Company and Men’s Medical Corporation, a Florida corporation (“MMC”). In exchange for all of the outstanding shares of capital stock of MMC which were owned by Saddleworth Ventures, LLC, in turn owned by Chris Smith, we had agreed to issue to Mr. Smith 1,000 shares of a Series A Convertible Preferred Stock (the “Series A Preferred Stock”) of a class of preferred stock to be to be authorized.  The Series A Preferred Stock would have been convertible into and voted as 25,000,000 shares of common stock, which would have effectively given control of our company to Chris Smith.  On February 16, 2011, we filed an Information Statement on Schedule 14C with the Securities and Exchange Commission for the authorization of the class of Preferred Stock and for a 1-for-10 reverse split of our outstanding common stock. In connection with the Exchange Agreement, Chris Smith was appointed as a director and as our President and Chief Executive Officer.

On May 31, 2011, our Board of Directors agreed with Chris Smith and MMC, effective immediately, to terminate the Exchange Agreement and to void any rights of the stockholders of MMC to the 1,000 shares of Series A Preferred Stock which were to have been issued in the exchange.  MMC was unable to satisfy a closing condition in the Exchange Agreement requiring delivery of MMC audited financials.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On February 2, 2011, the Company entered into an Asset Purchase Agreement with the Company's major shareholder, Chiril Luchinsky.  Mr. Luchinsky has been a major shareholder of the Company since 2007. The Agreement provided for the sale of the Company's following subsidiaries: IM Media Alianta SRL, SA Analytic Media Group and ICS Alkazar Media Services SRL, which included the Company's TV7 television channel.  The Company received 4,800,000 shares of its common stock, valued at approximately $1,800,000, in exchange for the sale of these subsidiaries.

Item 3.02.  Sale of Unregistered Equity Securities.

We had previously incorrectly reported in our Current Report on Form 8-K that on February 10, 2011, as part of the acquisition of MMC, the Company issued to the former shareholder of MMC, Saddleworth Ventures L.L.C., whose sole member is Chris Smith, a total of 1,000 Class A Preferred Shares having a preference upon liquidation and 25,000 votes per share giving Mr. Smith beneficial control of the Company. Such shares were not in fact issued and Mr. Smith did not obtain control of the Company. The Company did not and does not have an authorized class of Preferred Stock to issue, although it did proceed to file a Schedule 14C Information Statement with the SEC for, inter alia, authorization of the class of Preferred Stock. The acquisition of MMC was terminated on May 31, 2011 due to failure of MMC to satisfy a closing condition under the Exchange Agreement.

Item 5.01.   Change in Control of Registrant.

We had previously incorrectly reported in the February 10, 2011, Form 8-K that on February 10, 2011, Chris Smith obtained control of the Company by virtue of his acquisition of 1,000 Class A Preferred Shares which carry with them 25,000,000 votes in any shareholder meeting or by consent of the majority shareholder, and that he obtained these Preferred Shares in exchange for all of the shares of MMC, now a wholly owned subsidiary of the Company.

The closing of the transaction with MMC and Mr. Smith under the Exchange Agreement did not occur as previously reported, as detailed elsewhere in this report, and Mr. Smith did not obtain control of the Company.  The proposed transaction by the Company with Mr. Smith and MMC was terminated by both parties effective May 31, 2011.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer and Director; Election of Officer

On May 31, 2011, in connection with the termination of the Exchange Agreement, Mr. Chris Smith resigned as President and Chief Executive Officer and as a Director of the Company, effective immediately, and Iurie Bordian, the sole remaining director, was elected the Chief Executive Officer of the Company.

Item 8.01. Other Events.

Following termination of the Exchange Agreement, we are continuing to operate our TV production and broadcasting operations in the Republic of Moldova, which is located between Romania and Ukraine in Eastern Europe. Our media products consist of programs produced by the Russian TV channels NTV and TNT and in-house production programs. NTV is a news channel. Traditionally news programs are watched by the largest audiences. NTV is the only broadcasting company in Russia that on a daily basis prepares more than 10 news programs ( http://www.gazprom-media.com/en/tv.xml?&company_id=47). TNT channel is directed at audiences aged 18-45, which are of the greatest commercial interest for advertisers (http://www.gazprom-media.com/en/tv.xml?&company_id=49, http://tnt-online.ru/). Focusing on entertainment, "TNT-Bravo" broadcasts an optimal mix of programs that are of interest to its target audience. The split of the two TV channels content for different types of viewers allows the Company to find the best solutions to secure brand advertisers with the targeted audience. The media revenues of the Company are dependent on advertising sales and broadcasting sponsorships. In 2010, the TNT-Bravo channel had a 11% commercial market share for the capital of Moldova and a 4% commercial market share for the Republic of Moldova as a whole.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

EMERGING MEDIA HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

On February 2, 2011, the Company entered into an Asset Purchase Agreement ("Agreement") with the Company's major shareholder. The Agreement provides for the sale of the common stock of the Company's following subsidiaries: IM Media Alianta SRL, SA Analytic Media Group and ICS Alkazar Media Services SRL, which included the Company's TV7 television channel.  The Company received 4,800,000 common shares of Emerging Media Holdings, valued at approximately $1,800,000. The shares were subsequently retired.  The Company will continue to operate its other media subsidiaries consisting of the "TNT" television channel. The summarized pro forma balance sheet as of February 2, 2011 has been prepared to reflect the sale of IM Media Alianta SRL, SA Analytic Media Group and ICS Alkazar Media Services SRL on February 2, 2011.  These pro forma financial statements should be read in conjunction with the December 31, 2010 consolidated financial statements of the Company.

ASSETS

	December 31,			February 2,
	2010			2011
	(As Reported)		Adjustments	(Pro forma)
CURRENT ASSETS:
Cash and cash equivalents	$401,656	(1)	(364,108)	$37,548
Marketable securities	250,000	(1)	(250,000)	-
Accounts receivable - net of allowance for doubtful accounts of $5,000	519,037	(1)	(512,360)	6,677
Inventories	15,760	(1)	(15,760)	-
Employee receivables and other current assets	382,414	(1)	(313,530)	68,884

Total Current Assets	1,568,867			113,109

Property, plant and equipment, net	91,739	(1)	(80,913)	10,826
Intangible assets - net	201,225			201,225
Goodwill	3,639,645			3,639,645

TOTAL ASSETS	$5,501,476			$3,964,805

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$117,376	(1)	(86,519)	$30,857
Accrued expenses	137,064	(1)	(119,936)	17,128
Capitalized lease obligations	1,681	(1)	(1,681)	-
Customer deposits	13,551	(1)	(13,551)	-

Total Current Liabilities	269,672			47,985

Commitments and Contingencies	-

EQUITY:
Emerging Media Holdings Inc. and Subsidiaries Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares
authorized; 12,250,920 shares issued at December 31, 2010, as reported	12,251	(1)	(4,800)	7,451
Additional paid-in-capital	5,670,566	(1)	(1,795,200)	3,875,366
Deficit	(596,191)	(1)	588,305	(7,886)
Accumulated other comprehensive income	51,126			51,126
Less: Cost of common stock in treasury, 11,760 shares	(9,237)			(9,237)
Total Emerging Media Holdings Inc. and Subsidiaries Stockholders' Equity	5,128,515			3,916,820

Noncontrolling interest	103,289	(1)	(103,289)	-
Total Equity	5,231,804			3,916,820

TOTAL LIABILITIES AND EQUITY	$5,501,476			$3,964,805

(1) To reflect the sale of three subsidiaries of the Company on February 2, 2011.

See notes to unaudited pro forma consolidated balance sheet

Emerging Media Holdings, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Consolidated Balance Sheet
February 2, 2011

NOTE: Summary of Significant Accounting Policies

Use of Estimates - The preparation of the financial statements for Emerging Media Holdings, Inc. and Subsidiaries are presented in conformity with accounting principles generally accepted in the United States of America that requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods.  Although these estimates are based on management's best available knowledge of current and future events, actual results could be different from these estimates.

Fair Value Adjustments - The Company may have adjustments to its Balance Sheet as a result of recording any assets and liabilities disposed at the disposition date fair values.  At the time these pro forma adjustments have been prepared, the effect of any pro forma adjustments are not known.

EMERGING MEDIA HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

The summarized pro forma statement of operations for the year ended December 31, 2010 has been prepared to reflect the IM Media Alianta SRL, SA Analytic Media Group and ICS Alkazar Media Services SRL disposition as of January 1, 2010. The sale of the subsidiaries occurred on February 1, 2011, and therefore, the pro forma adjustments include revenue and expenses related to the disposition for the twelve months ended December 31, 2010. These unaudited pro forma consolidated financial results have been prepared for comparative purposes only and may not be indicative of the results that would have occurred if the Company had completed the sale at an earlier date or the results that will be attained in the future. These pro forma financial statements should be read in conjunction with the December 31, 2010 consolidated financial statements of the Company.

	December 31,			December 31,
	2010			2010
	(As Reported)		Adjustments	(Pro forma)
Revenues	$3,720,939	(1)	$(3,321,076)	$399,863

Costs and expenses:
Cost of sales	2,320,342	(1)	(2,066,625)	253,717
Selling, general and administrative expenses	1,181,852		(1,043,964)	137,888
	3,502,194			391,605

Income (loss) from continuing operations	218,745			8,258

Other income (expense):
Interest expense	(546)	(1)	546	-
Other income (principally interest income)	14,909	(1)	(14,909)	-
	14,363			-

Earnings (loss) from continuing operations before	233,108			8,258
provision for income taxes

Provision for income taxes	-			-

Earnings (loss) from continuing operations	233,108			8,258

Discontinued operations (Note 18):
Gain on sale of SC Genesis
International S.A.	109,016			109,016
Earnings (loss) from operations of SC Genesis
International S.A.	(1,945,670)			(1,945,670)
	(1,836,654)			(1,836,654)

Net earnings (loss)	(1,603,546)			(1,828,396)

Less: Net earnings (loss) attributable to the
noncontrolling interest	(285,845)	(1)	(143,000)	(428,845)

Net earnings (loss) attributable to Emerging Media
Holdings, Inc. and Subsidiaries	$(1,317,701)			$(1,399,551)

Earnings (loss) per common share:
Earnings (loss) per common share attributable to
Emerging Media Inc. and Subsidiaries
common shareholders from continuing
operations - basic and diluted	$0.01			$0.00

Earnings (loss) per common share attributable to
Emerging Media Inc. and Subsidiaries
common shareholders from discontinued
operations - basic and diluted	$(0.09)			$(0.12)

Weighted average common shares outstanding
- basic and diluted	16,402,531			11,602,531

(1) Represents the operations of three subsidiaries for the year ended December 31, 2010 sold in 2011.

See notes to unaudited pro forma statements of operations

Emerging Media Holdings, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2010

NOTE: Summary of Significant Accounting Policies

Use of Estimates - The preparation of the financial statements for Emerging Media Holdings, Inc. and Subsidiaries are presented in conformity with accounting principles generally accepted in the United States of America that requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods.  Although these estimates are based on management's best available knowledge of current and future events, actual results could be different from those estimates.

Disposition Related Costs - The majority of the disposition related costs were not material.

Adjustments to the Statement of Operations - The Company may have corresponding adjustments to its statement of operations as a result of recording any assets and liabilities disposed at the sale date fair values.  Therefore, at the time these pro forma statements have been prepared, the effect of any possible pro forma adjustments are not known.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING MEDIA HOLDINGS, INC.
By:	/s/ Iurie Bordian
Name:	Iurie Bordian
Title:	Chief Executive Officer

Date: June 22, 2011